Pricing Supplement No. 2026-USNCH30273 to Product Supplement No. EA-02-10 dated March 7, 2023, Prospectus Supplement and Prospectus each dated March 7, 2023

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-270327 and 333-270327-01

Dated February 13, 2026

Citigroup Global Markets Holdings Inc. $4,123,500 Trigger Autocallable GEARS

Linked to the FTSE® China 50 Index Due February 18, 2031

All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Investment Description

The Trigger Autocallable GEARS offered by this pricing supplement (the “securities”) are unsecured, unsubordinated debt obligations of Citigroup Global Markets Holdings Inc. (the “issuer”), guaranteed by Citigroup Inc. (the “guarantor”), with a return at maturity linked to the performance of the FTSE® China 50 Index (the “underlying”). If the closing level of the underlying on the interim valuation date is greater than or equal to the autocall barrier, we will automatically call the securities and pay you a call price equal to the stated principal amount per security plus the call return specified below. At maturity, if the securities have not previously been automatically called, the amount you receive will depend on the performance of the underlying from the initial underlying level to the final underlying level.  If the underlying return is positive, the issuer will repay the stated principal amount of the securities at maturity and pay a return equal to the underlying return multiplied by the upside gearing of 1.70.  If the underlying return is zero or negative and the final underlying level is greater than or equal to the downside threshold, the issuer will repay the stated principal amount of the securities at maturity.  However, if the underlying return is negative and the final underlying level is less than the downside threshold, you will be fully exposed to the negative underlying return and the issuer will pay you less than the stated principal amount at maturity, resulting in a loss on the stated principal amount to investors that is proportionate to the percentage decline in the level of the underlying.  In this case, you will have full downside exposure to the underlying from the initial underlying level to the final underlying level, and could lose all of your initial investment.  Investing in the securities involves significant risks.  You may lose a substantial portion or all of your initial investment.  You will not receive dividends or other distributions paid on any stocks included in the underlying.  The contingent repayment of the stated principal amount applies only if you hold the securities to maturity.  Any payment on the securities, including any repayment of the stated principal amount provided at maturity or earlier automatic call, is subject to the creditworthiness of the issuer and the guarantor.  If the issuer and the guarantor were to default on their obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.

Features	Key Dates

❑	Automatic Call — We will automatically call the securities for a call price equal to the stated principal amount plus the call return if the closing level of the underlying on the interim valuation date is greater than or equal to the autocall barrier.
❑	Enhanced Growth Potential at Maturity— If the securities are not automatically called and the underlying return is positive, the issuer will repay the stated principal amount of the securities at maturity and pay a return equal to the underlying return multiplied by the upside gearing. The upside gearing feature will provide leveraged exposure to any positive performance of the underlying.
❑	Full Downside Exposure with Contingent Repayment of Principal at Maturity — If the securities are not automatically called and the underlying return is zero or negative and the final underlying level is greater than or equal to the downside threshold, the issuer will repay the stated principal amount of the securities at maturity. However, if the underlying return is negative and the final underlying level is less than the downside threshold, your investment will be fully exposed to the negative underlying return and the issuer will pay less than the stated principal amount of the securities at maturity, resulting in a loss on the stated principal amount to investors that is proportionate to the percentage decline in the level of the underlying. The contingent repayment of the stated principal amount applies only if you hold the securities to maturity. You might lose a significant portion or all of your initial investment. Any payment on the securities is subject to the creditworthiness of the issuer and the guarantor. If the issuer and the guarantor were to default on their obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.

Trade date Settlement date Interim valuation date[1] Call settlement date Final valuation date[1] Maturity date	February 13, 2026 February 18, 2026 February 22, 2027 February 24, 2027 February 13, 2031 February 18, 2031
[1]	See page PS-4 for additional details.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT SECURITIES. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY YOUR INITIAL INVESTMENT IN THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF CITIGROUP GLOBAL MARKETS HOLDINGS INC. THAT IS GUARANTEED BY CITIGROUP INC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND, ACCORDINGLY, MAY HAVE LIMITED OR NO LIQUIDITY.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “SUMMARY RISK FACTORS” BEGINNING ON PAGE PS-6 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS RELATING TO THE SECURITIES” BEGINNING ON PAGE EA-6 OF THE ACCOMPANYING PRODUCT SUPPLEMENT IN CONNECTION WITH YOUR PURCHASE OF THE SECURITIES.  EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE VALUE OF, AND THE RETURN ON, YOUR SECURITIES.  YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

We are offering Trigger Autocallable GEARS Linked to the FTSE® China 50 Index. Any return at maturity will be determined by the performance of the underlying. The securities are our unsecured, unsubordinated debt obligations, guaranteed by Citigroup Inc., and are offered for a minimum investment of 100 securities at the issue price described below.

Underlying	Initial Underlying Level	Upside Gearing	Autocall Barrier	Downside Threshold	CUSIP/ ISIN
FTSE® China 50 Index (Ticker: XIN0I)	17,514.28	1.70	---17,514.28, 100.00% of the initial underlying level	-----13,135.71, 75.00% of the initial underlying level	17333P718 / US17333P7188

See “Additional Terms Specific to the Securities” in this pricing supplement.  The securities will have the terms specified in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Issue Price(1)	Underwriting Discount(2)	Proceeds to Issuer
Per security	$10.00	$0.25	$9.75
Total	$4,123,500.00	$103,087.50	$4,020,412.50
(1)	On the date of this pricing supplement, the estimated value of the securities is $9.52 per security, which is less than the issue price. The estimated value of the securities is based on proprietary pricing models of Citigroup Global Markets Inc. (“CGMI”) and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2)	The underwriting discount is $0.25 per security. CGMI, acting as principal, has agreed to purchase from Citigroup Global Markets Holdings Inc., and Citigroup Global Markets Holdings Inc. has agreed to sell to CGMI, the aggregate stated principal amount of the securities set forth above for $9.75 per security. UBS Financial Services Inc. (“UBS”), acting as principal, has agreed to purchase from CGMI, and CGMI has agreed to sell to UBS, all of the securities for $9.75 per security. UBS will receive an underwriting discount of $0.25 for each security it sells. UBS proposes to offer the securities to the public at a price of $10.00 per security. For additional information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting discount, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Citigroup Global Markets Inc.	UBS Financial Services Inc.

Additional Terms Specific to the Securities

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, certain events may occur that could affect whether the securities are automatically called prior to maturity and whether you are repaid the stated principal amount of your securities at maturity.  These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement. You may access the accompanying product supplement, prospectus supplement and prospectus on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant dates on the SEC website):

♦	Product Supplement No. EA-02-10 dated March 7, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000095010323003818/dp190217_424b2-ea0210.htm

♦	Prospectus Supplement and Prospectus each dated March 7, 2023:

https://www.sec.gov/Archives/edgar/data/200245/000119312523063080/d470905d424b2.htm

References to “Citigroup Global Markets Holdings Inc.,” “Citigroup,” “we,” “our” and “us” refer to Citigroup Global Markets Holdings Inc. and not to any of its subsidiaries. References to “Citigroup Inc.” refer to Citigroup Inc. and not to any of its subsidiaries. In this pricing supplement, “securities” refers to the Trigger Autocallable GEARS Linked to the FTSE® China 50 Index that are offered hereby, unless the context otherwise requires.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  The description in this pricing supplement of the particular terms of the securities supplements, and, to the extent inconsistent with, replaces, the descriptions of the general terms and provisions of the debt securities set forth in the accompanying product supplement, prospectus supplement and prospectus.  You should carefully consider, among other things, the matters set forth in “Summary Risk Factors” in this pricing supplement and “Risk Factors Relating to the Securities” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your decision to invest in the securities.

Investor Suitability

The suitability considerations identified below are not exhaustive.  Whether or not the securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review “Summary Risk Factors” beginning on page PS-6 of this pricing supplement, “The FTSE® China 50 Index” beginning on page PS-13 of this pricing supplement, “Annex A” beginning on page PS-16 of this pricing supplement and “Risk Factors Relating to the Securities” beginning on page EA-7 of the accompanying product supplement.

The securities may be suitable for you if, among other considerations:

♦	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your initial investment and are willing to make an investment that may have the full downside market risk of an investment in the underlying or in the stocks included in the underlying.

♦	You believe that the level of the underlying will increase over the term of the securities.

♦	You are willing to invest in the securities based on the upside gearing indicated on the cover page hereof.

♦	You can tolerate fluctuations in the value of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying.

♦	You are willing to invest in the securities based on the call return rate and upside gearing indicated on the cover page of this pricing supplement.

♦	You are willing and able to hold securities that may be called early and you are otherwise willing to hold the securities to maturity.

♦	You are willing to make an investment whose positive return is limited to the call return indicated on the cover page of this pricing supplement if the securities are automatically called, regardless of the potential appreciation of the underlying, which could be significant.

♦	You do not seek current income from your investment and are willing to forgo dividends or any other distributions paid on the stocks included in the underlying for the term of the securities.

♦	You understand and accept the risks associated with the underlying.

♦	You accept that there may be little or no secondary market for the securities and that any secondary market will depend in large part on the price, if any, at which CGMI is willing to purchase the securities.

♦	You are willing to assume the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. for all payments under the securities, and understand that if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations you might not receive any amounts due to you, including any repayment of the stated principal amount.

The securities may not be suitable for you if, among other considerations:

♦	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to guarantee a full return of the stated principal amount at maturity.

♦	You cannot tolerate the loss of all or a substantial portion of your initial investment, and you are not willing to make an investment that may have the full downside market risk of an investment in the underlying or in the stocks included in the underlying.

♦	You believe that the level of the underlying will decline during the term of the securities and the final underlying level is likely to close below the downside threshold on the final valuation date.

♦	You cannot tolerate fluctuations in the value of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying.

♦	You are unwilling to invest in the securities based on the upside gearing indicated on the cover page hereof.

♦	You are unable or unwilling to hold securities that may be called early or you are unable or unwilling to hold the securities to maturity and seek an investment for which there will be an active secondary market.

♦	You seek an investment that participates in the full appreciation of the underlying and whose positive return is not limited to the call return.

♦	You seek current income from this investment or prefer to receive the dividends and any other distributions paid on the stocks included in the underlying for the term of the securities.

♦	You do not understand or accept the risks associated with the underlying.

♦	You are unwilling or unable to hold the securities to maturity, or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. for all payments under the securities, including any repayment of the stated principal amount.

Final Terms
Issuer	Citigroup Global Markets Holdings Inc.
Guarantee	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Issue price	100% of the stated principal amount per security
Stated principal amount	$10.00 per security
Term	5 years, unless called earlier
Trade date	February 13, 2026
Settlement date	February 18, 2026
Final valuation date[1]	February 13, 2031
Maturity date	February 18, 2031
Underlying	FTSE® China 50 Index (Ticker: XIN0I)
Downside threshold	75.00% of the initial underlying level, as set forth on the cover hereof
Upside gearing	1.70
Automatic call feature

The securities will be automatically called if the closing level of the underlying on the interim valuation date is greater than or equal to the autocall barrier.

If the securities are automatically called, we will pay you on the call settlement date a cash payment per $10.00 stated principal amount of each security equal to the call price.

After the securities are automatically called, no further payments will be made on the securities.

Interim valuation date[1]	February 22, 2027
Call settlement date	February 24, 2027
Call price	The call price will be calculated based on the following formula: $10.00 + call return
Call return	15.00% of the stated principal amount (or $1.50 per security)

Payment at maturity (per $10.00 stated principal amount of securities)

If the securities are not automatically called and the  underlying return is positive, Citigroup Global Markets Holdings Inc. will pay you a cash payment per $10.00 stated principal amount of securities that provides you with the stated principal amount of $10.00 plus a return equal to the underlying return multiplied by the upside gearing, calculated as follows:

$10.00 × [1 + (underlying return × upside gearing)]

If the securities are not automatically called and the underlying return is zero or negative and the final underlying level is greater than or equal to the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment of $10.00 per $10.00 stated principal amount of securities.

If the securities are not automatically called and the underlying return is negative and the final underlying level is less than the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment at maturity less than the stated principal amount of $10.00 per security, resulting in a loss on the stated principal amount that is proportionate to the percentage decline in the level of the underlying, calculated as follows:

$10.00 × (1 + underlying return)

In this scenario, you will be exposed to the full negative underlying return, and you will lose a significant portion or all of the stated principal amount in an amount proportionate to the percentage decline in the underlying.

Underlying return	final underlying level – initial underlying level initial underlying level
Initial underlying level	The closing level of the underlying on the trade date, as specified on the cover page of this pricing supplement.
Final underlying level	The closing level of the underlying on the final valuation date.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE A SUBSTANTIAL PORTION OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF THE STATED PRINCIPAL AMOUNT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER AND THE GUARANTOR. IF CITIGROUP GLOBAL MARKETS HOLDINGS INC. AND CITIGROUP INC. WERE TO DEFAULT ON THEIR OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

[1]	Subject to postponement as described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Investment Timeline
Trade date:	The closing level of the underlying (initial underlying level) is observed, the upside gearing is set and the autocall barrier and downside threshold are determined.

Interim valuation date:

The securities will be automatically called if the closing level of the underlying is equal to or greater than the autocall barrier.

If the securities are automatically called, we will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus the call price and no further amount will be paid to you.

Maturity date:

The final underlying level is determined on the final valuation date and the underlying return is calculated.

If the underlying return is positive, Citigroup Global Markets Holdings Inc. will pay you a cash payment per $10.00 stated principal amount of securities that provides you with the stated principal amount of $10.00 plus a return equal to the underlying return multiplied by the upside gearing, calculated as follows:

$10.00 × [1 + (underlying return × upside gearing)]

If the underlying return is zero or negative and the final underlying level is greater than or equal to the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment of $10.00 per $10.00 stated principal amount of securities.

If the underlying return is negative and the final underlying level is less than the downside threshold on the final valuation date, Citigroup Global Markets Holdings Inc. will pay you a cash payment at maturity less than the stated principal amount of $10.00 per security, resulting in a loss on the stated principal amount that is proportionate to the percentage decline in the level of the underlying, calculated as follows:

$10.00 × (1 + underlying return)

In this scenario, you will be exposed to the full negative underlying return, and you will lose a significant portion or all of the stated principal amount in an amount proportionate to the percentage decline in the underlying.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the underlying.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

♦	You may lose a significant portion or all of your investment — The securities differ from ordinary debt securities in that we will not necessarily repay the full stated principal amount of your securities at maturity. If the securities are not automatically called on the interim valuation date and the final underlying level is less than the downside threshold, you will lose 1% of the stated principal amount of the securities for every 1% by which the final underlying level is less than the initial underlying level. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment in the securities.

♦	The reduced market risk offered by the securities is contingent, and you will have full downside exposure to the underlying if the final underlying level is less than the downside threshold — If the securities are not automatically called on the interim valuation date and the final underlying level is below the downside threshold, the contingent reduced market risk with respect to a limited range of potential depreciation of the underlying offered by the securities will not apply and you will lose 1% of the stated principal amount of the securities for every 1% by which the final underlying level is less than the initial underlying level. The securities will have full downside exposure to the decline of the underlying if the final underlying level is below the downside threshold. As a result, you may lose your entire investment in the securities. Further, this contingent reduced market risk applies only if you hold the securities to maturity. If you are able to sell the securities prior to maturity you may have to sell them for a loss even if the underlying has not declined below the downside threshold.

♦	The securities do not pay interest — Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity or earlier automatic call. You should not invest in the securities if you seek current income during the term of the securities.

♦	The appreciation potential of the securities is limited if the securities are automatically called — Your potential total return on the securities upon automatic call is limited to the call return, which will only be received if the securities are called. If the securities are called prior to maturity, you will not participate in any potential appreciation of the underlying. As a result, the return on an investment in the securities if the securities are automatically called may be significantly less than the return on a hypothetical direct investment in the underlying.

♦	Investing in the securities is not equivalent to investing in the underlying or the stocks that constitute the underlying — You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to the stocks that constitute the underlying. You should understand that the underlying is not a total return index, which means that it does not reflect dividends paid on the stocks included in the underlying. Therefore, the return on your securities will not reflect any reinvestment of dividends.

♦	The securities may be automatically called prior to maturity — If the closing level of the underlying on the interim valuation date is greater than or equal to the autocall barrier, your securities will be automatically called. Thus, the term of the securities may be limited to as short as approximately one year. If the securities are automatically called prior to maturity, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

♦	Your payment at maturity depends on the closing level of the underlying on a single day — Because your payment at maturity depends on the closing level of the underlying solely on the final valuation date, you are subject to the risk that the closing level of the underlying on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the underlying that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing levels of the underlying, you might have achieved better returns.

♦	The probability that the underlying will fall below the downside threshold on the final valuation date will depend in part on the volatility of the underlying — “Volatility” refers to the frequency and magnitude of changes in the level of the underlying. In general, the greater the volatility of the underlying, the greater the probability that the underlying will experience a large decline over the term of the securities and fall below the downside threshold on the final valuation date. The underlying has historically experienced significant volatility. As a result, there is a significant risk that the underlying will fall below the downside threshold on the final valuation date and that you will incur a significant loss on your investment in the securities. The terms of the securities are set, in part, based on expectations about the volatility of the underlying as of the trade date. If expectations about the volatility of the underlying change over the term of the securities, the value of the securities may be adversely affected, and if the actual volatility of the underlying proves to be greater than initially expected, the securities may prove to be riskier than expected on the trade date.

♦	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. — Any payment on the securities will be made by Citigroup Global Markets Holdings Inc. and is guaranteed by Citigroup Inc., and therefore is subject to the credit risk of both Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and

Citigroup Inc. defaults on its guarantee obligations, you may not receive any payments that become due under the securities.  As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of our and Citigroup Inc.’s creditworthiness.  Any decline, or anticipated decline, in either of our or Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking either of our or Citigroup Inc.’s credit risk is likely to adversely affect the value of the securities.

♦	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity — The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

♦	The estimated value of the securities on the trade date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price — The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the underwriting discount paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

♦	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models — CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the underlying, dividend yields on the stocks that constitute the underlying and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

♦	The estimated value of the securities would be lower if it were calculated based on our secondary market rate — The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

♦	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market — Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

♦	The value of the securities prior to maturity will fluctuate based on many unpredictable factors — As described under “Valuation of the Securities” below, the payout on the securities could be replicated by a hypothetical package of financial instruments consisting of a fixed-income bond and one or more derivative instruments. As a result, the factors that influence the values of fixed-income bonds and derivative instruments will also influence the terms of the securities at issuance and the value of the securities prior to maturity. Accordingly, the value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying, dividend yields on the stocks that constitute the underlying, interest rates generally, currency exchange rates, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.  The stated payout from the issuer, including the potential application of the upside gearing and the downside threshold, only applies if you hold the securities to maturity.

♦	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment — The amount of this temporary upward adjustment will decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

♦	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment— The amount of this temporary upward adjustment will decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

♦	Our offering of the securities is not a recommendation of the underlying — The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying or in instruments related to the underlying or such stocks, and may publish research or express opinions that in each case are inconsistent with an investment linked to the underlying. These and other activities of our affiliates may affect the level of the underlying in a way that has a negative impact on your interests as a holder of the securities.

♦	The performance of the underlying will not be adjusted for changes in the exchange rate between the Hong Kong dollar and the U.S. dollar — The underlying is composed of stocks traded in Hong Kong dollars, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the underlying and the value of your securities will not be adjusted for exchange rate fluctuations. If the Hong Kong dollar appreciates relative to the U.S. dollar over the term of the securities, the performance of the underlying as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the prices of the underlying stocks.

♦	The underlying is subject to risks associated with non-U.S. markets — Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦	The underlying is subject to risks associated with investments linked to the value of emerging markets equity securities — The stocks composing the underlying and that are generally tracked by the underlying have been issued by companies in emerging markets. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the stock markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, present the risks of nationalization of businesses, have restrictions on foreign ownership and prohibitions on the repatriation of assets and have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, be highly vulnerable to changes in local or global trade conditions and suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦	Recent executive orders may adversely affect the performance of the underlying — Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. If the issuer of any of the equity securities held by the underlying is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the underlying. In addition, under these circumstances, each of the sponsor of the underlying index for the underlying and the underlying is expected to remove the equity securities of that company from the underlying. Any changes to the composition of the underlying in response to these executive orders could adversely affect the performance of the underlying, and therefore the value of the securities.

♦	Our affiliates, or UBS or its affiliates, may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities — Any such research, opinions or recommendations could affect the level of the underlying and the value of the securities. Our affiliates, and UBS and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by our affiliates or by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. These and other activities of our affiliates or UBS or its affiliates may adversely affect the level of the underlying and may have a negative impact on your interests as a holder of the securities. Investors should make their own independent investigation of the merits of investing in the securities and the underlying to which the securities are linked.

♦	Trading and other transactions by our affiliates, or by UBS or its affiliates, in the equity and equity derivative markets may impair the value of the securities — We have hedged our exposure under the securities through CGMI or other of our affiliates, who have entered into equity and/or equity derivative transactions, such as over-the-counter options or exchange-traded instruments, relating to the underlying or the stocks included in the underlying and may adjust such positions during the term of the securities. It is possible that our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. Our affiliates and UBS and its affiliates may also engage in trading in instruments linked to the underlying on a regular basis as part of their respective general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may affect the level of the underlying and reduce the return on your investment in the securities. Our affiliates or UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the underlying. By introducing competing products into the marketplace in this manner, our affiliates or UBS or its affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the securities.

♦	Our affiliates, or UBS or its affiliates, may have economic interests that are adverse to yours as a result of their respective business activities — Our affiliates or UBS or its affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, our affiliates or UBS or its affiliates may acquire non-public information about those issuers, which they will not disclose to you. Moreover, if any of our affiliates or UBS or any of its affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

♦	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities — If certain events occur, such as market disruption events or the discontinuance of the underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect what you receive at maturity. Such judgments could include, among other things, any level required to be determined under the securities. In addition, if certain events occur, CGMI will be required to make certain discretionary judgments that could significantly affect your payment at maturity. Such judgments could include, among other things:

♦	determining whether a market disruption event has occurred;

♦	if a market disruption event occurs on the final valuation date, determining whether to postpone the final valuation date;

♦	determining the level of the underlying if the level of the underlying is not otherwise available or a market disruption event has occurred; and

♦	selecting a successor underlying or performing an alternative calculation of the level of the underlying if the underlying is discontinued or materially modified (see “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index” in the accompanying product supplement).

In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

♦	Adjustments to the underlying may affect the value of your securities — The underlying publisher may add, delete or substitute the stocks that constitute the underlying or make other methodological changes that could affect the level of the underlying. The underlying publisher may discontinue or suspend calculation or publication of the underlying at any time without regard to your interests as holders of the securities.

♦	The U.S. federal tax consequences of an investment in the securities are unclear — There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples of Payment at Automatic Call

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The examples below illustrate the hypothetical payment upon automatic call for a $10.00 stated principal amount with the following assumptions*:

Stated principal amount:	$10.00
Term:	5 years (unless earlier called)
Hypothetical initial underlying level:	100.00
Hypothetical downside threshold:	75.00 (which is 75% of the hypothetical initial underlying level)
Hypothetical autocall barrier:	100.00 (which is 100% of the hypothetical initial underlying level)
Hypothetical upside gearing:	1.55
Call return:	15.00%

*(i) The hypothetical initial underlying price does not represent the actual initial underlying level. The examples below are based on the above hypothetical values and do not reflect the actual initial underlying level, downside threshold, autocall barrier and upside gearing. For the actual initial underlying level, downside threshold, autocall barrier and upside gearing, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that any actual payments on the securities will be calculated based on the actual initial underlying level, downside threshold, autocall barrier and upside gearing, and not on the hypothetical values indicated above.

Example 1 — The securities are automatically called on the interim valuation date.

Closing level of the underlying on the interim valuation date:	110.00 (at or above autocall barrier)

Call price (per $10.00 stated principal amount):	$11.50

In this example, the closing level of the underlying is greater than the autocall barrier on the interim valuation date. The securities would be called on the interim valuation date and we would pay you on the call settlement date a total call price of $11.50 per $10.00 stated principal amount for a total return of 15.00% on the securities. You will not receive any further payments on the securities.

Example 2 — The securities are automatically called on the interim valuation date.

Closing level of the underlying on the interim valuation date:	150.00 (at or above autocall barrier)

Call price (per $10.00 stated principal amount):	$11.50

In this example, the closing level of the underlying is greater than the autocall barrier on the interim valuation date. The securities would be called on the interim valuation date and we would pay you on the call settlement date a total call price of $11.50 per $10.00 stated principal amount for a total return of 15.00% on the securities. In this example, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the underlying. You will not receive any further payments on the securities.

Hypothetical Examples of Payment at Maturity

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The diagram below illustrates your hypothetical payment at maturity for a range of hypothetical underlying returns. The diagram below is based on a hypothetical upside gearing of 1.55 and does not reflect the actual terms of the securities. The examples below assume that the securities are not automatically called on the interim valuation date. If the securities are automatically called, you will receive the stated principal amount plus the call return on the call settlement date.

Investors in the securities will not receive any dividends that may be paid on the stocks that constitute the underlying. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the underlying or the stocks that constitute the underlying” above.

The following table and hypothetical examples below illustrate the payment at maturity per $10.00 stated principal amount of securities for a hypothetical range of performances for the underlying from -100.00% to +100.00% and assume an initial underlying level of 100.00, a downside threshold of 75.00 (75.00% of the initial underlying level), an upside gearing of 1.55 and no earlier automatic call. For the actual initial underlying level, downside threshold and upside gearing, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that any actual payments on the securities will be calculated based on the actual values. The hypothetical payment at maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the securities.  The actual payment at maturity will be determined based on the final underlying level.  You should consider carefully whether the securities are suitable to your investment goals.  The numbers appearing in the table and in the examples below have been rounded for ease of analysis.

Final Underlying Level	Underlying Return	Payment at Maturity	Total Return on Securities at Maturity(1)
200.00	100.00%	$25.500	155.00%
190.00	90.00%	$23.950	139.50%
180.00	80.00%	$22.400	124.00%
170.00	70.00%	$20.850	108.50%
160.00	60.00%	$19.300	93.00%
150.00	50.00%	$17.750	77.50%
140.00	40.00%	$16.200	62.00%
130.00	30.00%	$14.650	46.50%
120.00	20.00%	$13.100	31.00%
110.00	10.00%	$11.550	15.50%
100.00	0.00%	$10.000	0.00%
90.00	-10.00%	$10.000	0.00%
80.00	-20.00%	$10.000	0.00%
75.00	-25.00%	$10.000	0.00%
74.99	-25.01%	$7.499	-25.01%
70.00	-30.00%	$7.000	-30.00%
60.00	-40.00%	$6.000	-40.00%
50.00	-50.00%	$5.000	-50.00%
40.00	-60.00%	$4.000	-60.00%
30.00	-70.00%	$3.000	-70.00%
20.00	-80.00%	$2.000	-80.00%
10.00	-90.00%	$1.000	-90.00%
0.00	-100.00%	$0.000	-100.00%

1 The “Total Return on Securities at Maturity” is calculated as (a) the payment at maturity per security minus the $10.00 issue price per security divided by (b) the $10.00 issue price per security.

Example 1 — The final underlying level of 150.00 is greater than the initial underlying level of 100.00, resulting in an underlying return of 50.00%. Because the underlying return is positive, Citigroup Global Markets Holdings Inc. would pay you a payment at maturity of $17.75 per $10.00 stated principal amount of securities (a total return at maturity of 77.50%*), calculated as follows:

$10.00 × [1 + (underlying return × upside gearing))

$10.00 × (1 + (50.00% × 1.55)

$10.00 × (1 + 77.50%) = $17.75

Example 2 — The final underlying level of 90.00 is less than the initial underlying level of 100.00 (resulting in an underlying return of -10.00%) but greater than the downside threshold of 75.00.  Because the underlying return is negative and the final underlying level is greater than the downside threshold, Citigroup Global Markets Holdings Inc. would pay you a payment at maturity of $10.00 per $10.00 stated principal amount of securities (a total return at maturity of 0.00%*).

Example 3 — The final underlying level of 30.00 is less than the initial underlying level of 100.00 (resulting in an underlying return of -70.00%) and less than the downside threshold of 75.00. Because the underlying return is negative and the final underlying level is less than the downside threshold, Citigroup Global Markets Holdings Inc. would pay you a payment at maturity of $3.00 per $10.00 stated principal amount of securities (a total return at maturity of -70.00%*), calculated as follows:

$10.00 × (1 + underlying return)

$10.00 × (1+ -70.00%) = $3.00

If the final underlying level is less than the downside threshold, you will be fully exposed to the negative underlying return, resulting in a loss on the stated principal amount that is proportionate to the percentage decline in the level of the underlying. Under these circumstances, you will lose a significant portion or all of the stated principal amount at maturity. Any payment on the securities, including any repayment of the stated principal amount at maturity, is subject to the creditworthiness of the issuer and the guarantor, and if the issuer and the guarantor were to default on their obligations, you could lose your entire investment.

* The total return at maturity is calculated as (a) the payment at maturity per security minus the $10.00 issue price per security divided by (b) the $10.00 issue price per security.

The FTSE® China 50 Index

For information about the FTSE® China 50 Index, see Annex A to this pricing supplement.

The graph below illustrates the performance of the FTSE® China 50 Index from January 4, 2016 to February 13, 2026.  The closing level of the FTSE® China 50 Index on February 13, 2026 was 17,514.28.  We obtained the closing levels of the FTSE® China 50 Index from Bloomberg, and we have not participated in the preparation of or verified such information.  The historical closing levels of the FTSE® China 50 Index should not be taken as an indication of future performance and no assurance can be given as to the final underlying level or any future closing level of the FTSE® China 50 Index. We cannot give you assurance that the performance of the FTSE® China 50 Index will result in a positive return on your initial investment and you could lose a significant portion or all of the stated principal amount at maturity.

United States Federal Tax Considerations

You should read carefully the discussion under "United States Federal Tax Considerations" and "Risk Factors Relating to the Securities" in the accompanying product supplement and "Summary Risk Factors" in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.  There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in "United States Federal Tax Considerations" in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of "prepaid forward contracts" and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in "United States Federal Tax Considerations" in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled "United States Federal Tax Considerations" in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the lead agent for the sale of the securities, will receive an underwriting discount of $0.25 for each security sold in this offering.  UBS, acting as principal, has agreed to purchase from CGMI, and CGMI has agreed to sell to UBS, all of the securities sold in this offering for $9.75 per security.  UBS proposes to offer the securities to the public at a price of $10.00 per security.  UBS will receive an underwriting discount of $0.25 for each security it sells to the public.  The underwriting discount will be received by UBS and its financial advisors collectively.  If all of the securities are not sold at the initial offering price, CGMI may change the public offering price and other selling terms. For the avoidance of doubt, the underwriting discount will not be rebated if the securities are automatically called prior to maturity.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models.  CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).  CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate.  CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness.  These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

During a temporary adjustment period immediately following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities.  The amount of this temporary upward adjustment will decline to zero over the temporary adjustment period.  CGMI currently expects that the temporary adjustment period will be approximately nine months, but the actual length of the temporary adjustment period may be shortened due to various factors, such as the volume of secondary market purchases of the securities and other factors that cannot be predicted.  However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated February 14, 2024, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on February 14, 2024, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Karen Wang, Senior Vice President – Corporate Securities Issuance Legal of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Karen Wang, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

© 2026 Citigroup Global Markets Inc.  All rights reserved.  Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

Annex A

Description of the FTSE® China 50 Index

All information contained in this pricing supplement regarding the FTSE® China 50 Index (the “XIN0I”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE”). The XIN0I is calculated, maintained and published by FTSE. FTSE has no obligation to continue to publish, and may discontinue publication of, the XIN0I.

The XIN0I is designed to represent the performance of the Chinese companies that are listed on the Stock Exchange of Hong Kong Ltd (“HKSE”). The XIN0I is reported by Bloomberg L.P. under the ticker symbol “XIN0I.”

Composition of the XIN0I

The XIN0I is currently based on the 50 largest and most liquid Chinese stocks (called “H” shares, “Red Chip” shares and “P Chip” shares), listed and trading on HKSE. “H” shares are securities of companies incorporated in the People’s Republic of China and traded on the HKSE. “Red Chip” shares are securities of companies incorporated outside of the People’s Republic of China that trade on HKSE and that which are substantially owned directly or indirectly by Mainland Chinese state entities with the majority of their revenue or assets derived from Mainland China. “P Chip” shares are securities of companies (other than a Red Chip company) incorporated outside of the People’s Republic of China and traded on HKSE, but are controlled by Mainland Chinese companies and individuals, with the establishment and origins of the companies in Mainland China and with a majority of their revenue or assets derived from Mainland China.

Eligibility

Currently, only H shares, P Chip shares and Red Chip shares are eligible for inclusion in the XIN0I. Each constituent must also be a constituent of the FTSE All-World Index, a market-capitalization weighted index representing the performance of large- and mid-capitalization developed and emerging markets stocks covering 90-95% of the investable market capitalization globally. Non-constituent P Chip shares whose associated “N” shares are already included in the FTSE All-World Index will be eligible for inclusion in the XIN0I at the next quarterly review after a minimum 3-month trading period, subject to satisfying all other FTSE All-World Index eligibility criteria. “N” shares are securities of companies incorporated inside or outside of the People’s Republic of China and traded on the New York Stock Exchange or The Nasdaq Stock Market, but are controlled by Mainland Chinese companies and individuals, with a majority of their revenue or assets derived from Mainland China.

The following are considered ineligible for inclusion in the XIN0I:

•	Companies whose business is that of holding equity and other investments (e.g., investment trusts); and

•	limited liability partnerships (LLP), limited partnerships (LP), master limited partnerships (MLP), limited liability companies (LLC) and business development companies (BDC).

Where a stapled unit comprises an eligible security and a non-eligible security (such as non-equity or an investment trust structure), the unit will not be eligible for inclusion.

Screens Applied to Eligible Securities

Securities are screened based on investability, liquidity and trading history according to the following criteria:

Investability. Constituents of the XIN0I are adjusted for free float and foreign ownership limits. Free float is calculated using available published information rounded to 12 decimal places. Companies with a free float of 5% or below are excluded from the XIN0I. The restrictions placed on the equity holdings of foreigners in a company where these have been imposed by a government, regulatory authority or the company’s constitution are also considered. In addition, FTSE considers company’s “foreign headroom,” defined as the percentage of shares available to foreign investors as a proportion of the company’s foreign ownership limit (“FOL”), i.e., (FOL – foreign holdings)/FOL.

Liquidity. Each security will be tested for liquidity semi-annually in March and September by calculation of its monthly median of daily trading volume as part of the FTSE All-World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test. For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut-off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days. Daily totals with zero trades are included in the ranking; therefore a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month. Any period of suspension will not be included in the test. The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months.

Trading Screen. Existing and non-constituent securities, which have not traded on 60 or more trading days during the past year (up to and including the review cut-off date), will not be eligible for index inclusion. Regular/ad-hoc market holidays and unscheduled market closures will not count towards the total; otherwise, the reason(s) for a security’s non-trading will not be considered. All standard trading days will be incorporated within the calculation (Friday and Sundays as appropriate). Ad-hoc non-standard trading days will not be incorporated within the calculation. If a security does not have a full year of trading, the 60 day period will be pro-rated according to the number of available trading days passed since its listing. Where a pro-rata calculation is necessary, the number of available trading days on the underlying market during the previous year up to and including the review cut-off date will be used as the basis of the calculation. A security that has been removed from the XIN0I as a result of this screen will only be re-considered for inclusion after a period of 12 months from its deletion. For the purposes of index eligibility, it will be treated as a new issue.

The XIN0I is subject to the oversight of an advisory committee, the “FTSE Russell Asia Pacific Regional Equity Advisory Committee.” The FTSE Russell Asia Pacific Regional Equity Advisory Committee is responsible for undertaking the periodic review of the XIN0I ground rules and for considering changes of the ground rules.

Calculation of the XIN0I

The XIN0I is calculated by FTSE using a free float index calculation methodology. The XIN0I is calculated using the following formula:

where “N” is the number of securities in the XIN0I, “pi” is the latest trade price of the component security “i,” “ei” is the exchange rate required to convert the security’s home currency into the XIN0I’s base currency, “si” is the number of shares of the security in issue, “f” is the free float factor published by FTSE, to be applied to such security to allow amendments to its weighting, “ci” is the capping factor published by FTSE at the most recent quarterly review of the XIN0I, and “d” is the divisor, a figure that represents the total issued share capital of the XIN0I at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the XIN0I. The capping factor serves to limit the weight of any individual company to no more than 9% of the XIN0I and to limit the aggregate weight of all companies that have a weight greater than 4.5% to no more than 38% of the XIN0I.

The XIN0I uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. FTSE excludes from free floating shares: (i) shares held by public companies or by non-listed subsidiaries of public companies; (ii) shares held by directors, senior executives and managers of the company and/or their families, direct relations or affiliated companies; (iii) shares held within employee share plans; (iv) government holdings; (v) shares subject to foreign ownership limits; (vi) shares held by strategic investors; (vii) shares subject to lock-in clauses (for the duration of the lock-up); (viii) shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted; (ix) shares that are non-negotiable which are held by companies that have not converted these shares following the A Share reform and (x) non-tradable A Shares subject to a lock-in (until the lock-in expires and the shares are freely tradable on the exchange).

Free float is calculated using available published information rounded up to 12 decimal places. Companies with a free float of 5% or below are excluded from the XIN0I. In June, a constituent’s free float will be updated regardless of size. No buffers are applied.

Foreign ownership limits, if any, are applied after calculating the free float restriction. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied.

The XIN0I is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the XIN0I. The constituents will be reviewed using data from the close of business on the Monday following the third Friday in February, May, August and November. Where there is a market holiday in either China or Hong Kong on the Monday following the third Friday, the close of business on the last trading day prior to the Monday after the third Friday, where both markets are open, will be used. Implementation of any changes takes place at the close of trading on the third Friday in March, June, September and December. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the XIN0I, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

License Agreement

The use of and reference to the XIN0I in connection with the securities has been consented to by FTSE Russell. All rights to the XIN0I are owned by FTSE Russell, the publisher of the XIN0I. Citigroup Inc. and its affiliates disclaim all responsibility for the calculation or other maintenance of or any adjustments to the XIN0I. In addition, FTSE Russell has no relationship to Citigroup Inc., any of its affiliates or the securities. FTSE Russell does not sponsor, endorse, authorize, sell or promote the securities, and does not have any obligation or liability in connection with the administration, marketing or trading of the securities.

THE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE RUSSELL AND FTSE RUSSELL MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR IMPLIEDLY, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE XIN0I AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. XIN0I IS COMPILED AND CALCULATED BY FTSE RUSSELL. HOWEVER, FTSE RUSSELL SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE XIN0I AND FTSE RUSSELL SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

“FTSE®,” “FT-SE®” and “Footsie®” are trademarks of London Stock Exchange Plc and its affiliates and are used by FTSE under license.